Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Media:	Jim Mazzola 858-617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox 858-617-2020 carol.cox@carefusion.com

CAREFUSION ANNOUNCES EXCHANGE OFFER FOR 4.125% SENIOR NOTES DUE 2012,

5.125% SENIOR NOTES DUE 2014, AND 6.375% SENIOR NOTES DUE 2019

SAN DIEGO, Jan. 6, 2010 – CareFusion Corporation (NYSE:CFN) announced today that it has commenced an offer to exchange any and all of its outstanding $250 million aggregate principal amount of 4.125% Senior Notes due 2012, $450 million aggregate principal amount of 5.125% Senior Notes due 2014, and $700 million aggregate principal amount of 6.375% Senior Notes due 2019 (collectively, the “Initial Notes”) for new 4.125% Senior Notes due 2012, new 5.125% Senior Notes due 2014, and new 6.375% Senior Notes due 2019 (collectively, the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The exchange offer is being made pursuant to a Registration Rights Agreement entered into by CareFusion when it originally issued the Initial Notes on July 21, 2009. As CareFusion issued the $1.4 billion aggregate principal amount of Initial Notes in a private placement transaction, the Initial Notes are subject to transfer restrictions. The purpose of the exchange offer is to allow holders of the Initial Notes to exchange their notes for New Notes that do not have these restrictions. Following the exchange offer, CareFusion will continue to have $1.4 billion aggregate principal amount of notes outstanding.

The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Initial Notes, except that the New Notes will be registered under the Securities Act, will have no transfer restrictions under the federal securities laws, no registration rights, no rights to additional interest and will not be subject to the special mandatory redemption feature. Initial Notes that are not exchanged will continue to be subject to the existing transfer restrictions under the federal securities laws and CareFusion will have no further obligation to provide for the registration of such notes except under certain limited circumstances.

The exchange offer will expire at 5:00 p.m. New York City time, on February 4, 2010, unless extended by CareFusion. Valid tenders of the Initial Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, may be obtained from the information agent, Deutsche Bank Trust Company Americas, by mail at DB Services Tennessee, Inc., Reorganization Unit, P.O. Box 305050, Nashville, TN 37230 or by overnight mail or Courier at DB Services Tennessee, Inc., Trust and Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, TN 37211, telephone: (800) 735-7777.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The exchange offer will be made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Language Concerning Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, all of which are inherently uncertain. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the Company’s expectations regarding the Initial Notes to be exchanged in the exchange offer, the timing of the exchange offer and other conditions to the exchange offer. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of medical technology companies and for the Company’s indebtedness in particular. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of Form 10-Q for the quarter ended September 30, 2009 under the caption “Risk Factors” and in other filings we make with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AVEA® and Pulmonetic Systems ventilators, ChloraPrep® for infection prevention, MedMined™ services for infection surveillance, NeuroCare neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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